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                                                                      EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement
Nos. 333-32453, 333-37498,333-102249 and 333-105174 on Forms S-8 of our reports dated March 11, 2005, relating to the financial statements and financial statement schedule of ChoicePoint Inc. and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of ChoicePoint Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 15, 2005